UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2021

JANONE INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-19621	41-1454591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 E. Warm Springs Road, Suite 102

Las Vegas, Nevada 89119

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 702-997-5968

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	JAN	The NASDAQ Stock Market LLC (The NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Section 8 – Other Events

Item 8.01 Other Events

On February 2, 2021, JanOne Inc. (the “Company”) closed its previously announced registered direct offering (the “Offering”) of an aggregate of 571,428 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a price of $10.50 per share, for gross proceeds to the Company of approximately $6,000,000, before deducting placement agent fees and other offering expenses. Following the Offering, the Company had an aggregate of 2,401,410 shares of Common Stock outstanding.

A copy of the opinion of Clark Hill PLC relating to the legality of the issuance and sale of the shares of Common Stock is attached as Exhibit 5.1 hereto.

On February 2, 2021, the Company issued a press release announcing the closing of the Offering. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
5.1	Opinion of Clark Hill PLC
23.1	Consent of Clark Hill PLC (included in Exhibit 5.1)
99.1	Press release dated February 2, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JanOne Inc.

By:	/s/ Tony Isaac
Name:	Tony Isaac
Title:	President and Chief Executive Officer

Dated: February 2, 2021

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Clark Hill PLC
23.1	Consent of Clark Hill PLC (included in Exhibit 5.1)
99.1	Press release dated February 2, 2021